Exhibit 99.1

OptimumBank Holdings, Inc. Financial Performance for the Third Quarter of 2025

Fort Lauderdale, FL, November 12, 2025 — OptimumBank Holdings, Inc. (NYSE American: OPHC) (the “Company”) is a one-bank holding company and owns 100% of OptimumBank (the “Bank”). The Company is pleased to announce net earnings of $4.32 million, or $0.37 per basic share, and $0.18 per diluted share, for the third quarter of 2025. This compares to net earnings of $3.60 million, or $0.31 per basic share, and $0.15 per diluted share, for the second quarter of 2025, and $3.30 million net earnings, or $0.34 per basic share, and $0.15 per diluted share, for the comparable quarter last year. For the nine-month period ended September 30, 2025, net earnings was $11.80 million, or $1.00 per basic share, and $0.50 per diluted share, compared to net earnings of $9.17 million, or $1.02 per basic share, and $0.45 per diluted share, for the nine-month period ended September 30, 2024. The increase of $2.63 million in earnings for the nine-month period ended September 30, 2025, compared to the same period in 2024, was primarily driven by a $5.26 million improvement in net interest income and $1.49 million increase in noninterest income, partially offset by an increase in noninterest expenses and income taxes. The diluted share count incorporates the effect of certain changes to existing preferred shares, and comparability with prior diluted EPS figures may be affected accordingly.

The Company has demonstrated continued progress during the third quarter of 2025. Total deposits grew by $80.62 million from June 30, 2025, reaching $959.49 million at September 30, 2025, up 9.17% from the prior quarter, or 36.68% annualized. This also represents a growth of $152.98 million in total deposits since the third quarter of 2024 or 18.97%. The gross loan portfolio increased by $29.16 million or 3.72% during the third quarter of 2025 to $813.72 million, or 14.88% annualized.

Highlights for the Third Quarter of 2025

●	Net earnings of $4.32 million, or $0.37 per basic share, and $0.18 diluted earnings per share (“diluted EPS”).
●	Return on Average Assets (ROAA) was 1.68% for the third quarter of 2025, compared to 1.48% for the second quarter of 2025.
●	Net interest margin was 4.37%, reflecting a 5basis point increase from 4.32% in the second quarter of 2025.
●	Total assets grew by $83.92 million to $1.08 billion from June 30, 2025, an annualized increase of approximately 33.60%.
●	Total deposits grew by $80.62 million to $959.49 million from June 30, 2025, representing an annualized increase of approximately 36.69%.
●	Gross loans increased by $29.16 million during the quarter.
●	Total stockholders’ equity increased by $5.54 million to $116.89 million as of September 30, 2025, up from $111.35 million as of June 30, 2025, reflecting continued earnings retention.

“As we celebrate OptimumBank’s 25th anniversary, we are proud to report another quarter of strong performance and steady growth,” said Moishe Gubin, Chairman of the Board. “Our momentum continues to build as we expand our customer base, strengthen our core earnings, and deliver meaningful value to our shareholders. Despite ongoing industry headwinds, our team’s disciplined approach to deposit pricing, targeted lending, and operating efficiency continues to drive results. With a growing foundation of loyal customers and a well-capitalized balance sheet, we are entering our next chapter with confidence, agility, and excitement for the opportunities ahead.”

Net interest income increased to $11.05 million, up by $0.81 million from the second quarter of 2025 and $2.09 million from the third quarter of 2024, supported by higher yields on loans and other earning assets and lower costs on interest-bearing liabilities. The cost of interest-bearing liabilities improved to 3.48%, down from 3.49% in the second quarter, while interest-earning asset yields expanded to 6.46%. The Company’s net interest margin rose to 4.37%, a reflection of disciplined deposit pricing strategy and balance sheet optimization.

Noninterest income grew to $1.98 million, a quarterly increase of $0.15 million, driven by increases in service charges and fee-based revenue, gains on sales of government guaranteed loans, and loan prepayment fees. Noninterest expenses increased to $6.60 million, primarily due to higher staffing and infrastructure investments supporting long-term scalability and data processing. The Company maintained an efficiency ratio of 50.68%, consistent with prudent cost management amid balance sheet expansion.

Credit loss expense decreased to $0.76 million, due to the decrease in the specific reserve booked on nonaccrual loans. Gross charge-offs remained modest at $129,000, while recoveries totaled $170,000, resulting in net recoveries of $41,000, reflecting a well-managed loan portfolio. The allowance for credit losses stood at $10.02 million as of September 30, 2025, or 1.23% of total loans.

Loan portfolio dynamics were mixed in the third quarter of 2025. Gross loans increased by $29.16 million. Commercial real estate and consumer segments continued to expand, growing by $46.64 million and $5.79 million, respectively. These gains were offset by a $17.76 million decline in land and construction loans and a $4.75 million decline in commercial loans, consistent with the stabilization of and migration of construction to permanent loans status and other evolving market conditions.

On the funding side, total deposits increased by $80.62 million to $959.49 million from the second quarter of 2025, while core noninterest-bearing demand deposits increased by $54.16 million to $313.97 million. The Company had no borrowings during the third quarter.

Capital levels remain strong, with a Tier 1 Capital to Total Assets of 11.71%, well above regulatory minimums. The Company remains well positioned to support continued growth and earnings momentum through the remainder of 2025.

The Company’s outlook remains constructive. The Company continues to invest in technology, talent, and targeted growth strategies that reinforce its position as one of the most dynamic and rapidly growing community banks in South Florida. We remain grateful for the trust and partnership of our shareholders, customers, and employees.

The following table presents the Company’s quarterly trends of the consolidated financial highlights (unaudited) for the periods presented:

	Quarterly Trends					3Q25 change vs
(Dollars in thousands, except ratios and per share amounts)	3Q25	2Q25	1Q25	4Q24	3Q24	2Q25	3Q24
Selected Balance Sheet Data
Total assets	$1,083,043	$999,127	$977,468	$932,933	$945,192	$83,916	$137,851
Total gross loans	813,722	784,564	800,244	804,240	778,058	29,158	35,664
Total deposits	959,487	878,865	852,934	772,195	806,506	80,622	152,981
Earnings Highlights
Net earnings	$4,323	$3,602	$3,870	$3,949	$3,302	$721	$1,021
Diluted earnings per share (EPS)	$0.18	$0.15	$0.17	$0.18	$0.15	$0.03	$0.03
Net interest income	$11,048	$10,242	$9,426	$9,235	$8,962	$806	$2,086
Performance Ratios
Net interest margin	4.37%	4.32%	4.06%	4.19%	3.96%	0.05%	0.41%
Net interest spread	2.98%	3.08%	2.87%	2.90%	2.61%	(0.10)%	0.37%
Cost of interest-bearing liabilities	3.48%	3.49%	3.59%	4.02%	4.17%	(0.01)%	(0.69)%
Efficiency ratio	50.68%	51.18%	52.79%	42.53%	52.45%	(0.50)%	(1.77)%
Net loan-to-deposit ratio	83.67%	88.13%	92.77%	102.95%	95.34%	(4.46)%	(11.67)%
Return on (annualized)
Average assets (ROAA)	1.68%	1.48%	1.62%	1.62%	1.42%	0.20%	0.26%
Average equity (ROAE)	15.17%	13.10%	14.66%	16.19%	14.74%	2.07%	0.43%
Average tangible assets (ROTA)	1.68%	1.48%	1.62%	1.62%	1.42%	0.20%	0.26%
Pre-tax pre-provision net revenue (PPNR)	$6,426	$5,895	$5,031	$5,921	$4,792	$531	$1,634
Other Operating Measures
Common shares outstanding	11,883,943	11,751,082	11,751,082	11,636,092	10,006,960	132,861	1,876,983
Non-diluted tangible book value per share	$9.84	$9.48	$9.19	$8.87	$9.26	$0.36	$0.58
Fully diluted shares outstanding	23,523,473	23,390,612	23,390,612	23,275,622	21,646,490	132,861	1,876,983
Fully diluted tangible book value per share	$4.97	$4.76	$4.62	$4.43	$4.28	$0.21	$0.69
Tangible common equity to tangible assets	10.79%	11.14%	11.05%	11.06%	9.81%	(0.35)%	0.98%
Tier 1 Capital to total assets	11.71%	11.89%	11.71%	10.91%	10.38%	(0.18)%	1.33%

Financial Results

Statement of Earnings

Net earnings was $4.32 million for the third quarter of 2025, compared to net earnings of $3.60 million for the second quarter of 2025, and $3.30 million for the third quarter of 2024. The increase from the second quarter of 2025 was primarily due to an increase in other interest income to $2.09 million, compared to a $1.40 million in the second quarter. Compared to the third quarter of 2024, net earnings increased by approximately $1.02 million.

Total interest income was $16.32 million for the third quarter of 2025, compared to $15.59 million in the second quarter of 2025 and $15.33 million in the third quarter of 2024. The sequential growth was driven by a $64.86 million increase in average other interest earning assets, which include interest-earning deposits with banks. Compared to the third quarter of 2024, the increase was primarily due to a $30.13 million increase in average loan balances and a $77.59 million increase in average other balances, which include interest-earning deposits with banks.

The following table depicts the components of interest income for the quarterly periods presented:

	Quarterly Trends					3Q25 change vs
(Dollars in thousands)	3Q25	2Q25	1Q25	4Q24	3Q24	2Q25	3Q24
Interest income
Loans	$14,082	$14,026	$13,601	$13,679	$13,588	$56	$494
Debt securities	153	158	160	154	163	(5)	(10)
Other	2,086	1,404	1,246	1,809	1,583	682	503
Total interest income	$16,321	$15,588	$15,007	$15,642	$15,334	$733	$987

Interest expense totaled $5.27 million for the third quarter of 2025, compared to $5.35 million for the second quarter of 2025 and $6.37 million for the third quarter of 2024. Compared to the second quarter of 2025, the decrease in interest expense was primarily attributable to a 1 basis point decrease in the cost of interest-bearing liabilities, from 3.49% to 3.48%, largely driven by the continued decrease in the cost of time deposits due to repricing and the repayment of borrowings. Compared to the third quarter of 2024, the decrease in interest expense was substantial, with a 69 basis points decrease in the cost of interest-bearing liabilities, from 4.17% to 3.48% and a significant reduction in average savings, NOW and money-market deposits and borrowings outstanding. This reduction in funding costs in conjunction with the growth in total deposits and reflects disciplined deposit pricing and management of funding sources.

Net interest income was $11.05 million in the third quarter of 2025, up from $10.24 million in the second quarter of 2025 and $8.96 million in the third quarter of 2024. The quarter-over-quarter increase was driven by higher yields on loans, where average yields improved by 5 basis points, as well as growth in the average interest-earning deposits with banks. A modest decrease in funding costs also contributed to the improvement. On a year-over-year basis, the growth in net interest income was primarily attributable to a $30.13 million increase in average loan balances and a $77.59 million increase in average interest-earning deposits with banks balances, further supported by lower funding costs.

Net interest margin expanded to 4.37% for the third quarter of 2025, compared to 4.32% and 3.96% for the second and third quarters of 2025 and 2024, respectively. Compared to the second quarter of 2025, net interest margin increased by 5 basis points, principally driven by improved yields on interest-earning assets (especially on loans up from 6.99% to 7.04%) combined with a modest decrease in interest-bearing liabilities cost (down from 3.49% to 3.48%). Compared to the third quarter of 2024, net interest margin expanded by 41 basis points, primarily attributable to a decrease in the average cost of interest-bearing liabilities.

The cost of interest-bearing liabilities was 3.48% in the third quarter of 2025, down from 3.49% in the second quarter of 2025 and down from 4.17% in the third quarter of 2024. The decrease from the second quarter of 2025 was primarily due to continued repricing in the time deposit portfolio, coupled with a reduction in borrowings outstanding during the quarter. Compared to the same quarter last year, the cost of interest-bearing liabilities decreased substantially by 41 basis points. This improvement in funding costs reflects effective balance sheet management, including disciplined deposit pricing and a reduced reliance on higher-cost borrowings, allowing the Company to optimize its funding mix amidst ongoing competitive pressures and industry-wide shifts in deposit behavior.

Credit loss expense was $0.76 million during the third quarter of 2025, compared to an expense of $1.04 million in the second quarter of 2025, and an expense of $0.36 million for the third quarter of 2024. The decrease in credit loss expense from the second quarter was primarily attributable to the decrease in the specific reserve booked on nonaccrual loans. Gross charge-offs remained modest at $129,000, while recoveries totaled $170,000, resulting in net recoveries of $41,000 during the third quarter of 2025. The Company’s allowance for credit losses stood at $10.02 million, or 1.23% of total loans, as of September 30, 2025.

Noninterest income totaled $1.98 million for the third quarter of 2025, up from $1.83 million in the prior quarter and $1.12 million in the third quarter of 2024. The quarter-over-quarter increase of $0.15 million was primarily driven by growth in service charges and fee-based revenue, gains on sales of government guaranteed loans, and loan prepayment fees. Compared to the same quarter last year, the $0.86 million increase in noninterest income was largely due to higher gains on sales of government guaranteed loans, higher service charges and fee-based revenue, supported by expanded deposit relationships and increased transaction volumes.

Noninterest expenses totaled $6.60 million for the third quarter of 2025, compared to $6.18 million in the second quarter of 2025 and $5.29 million in the third quarter of 2024. The quarter-over-quarter increase of $0.42 million was primarily due to higher salaries and employee benefits and data processing, which increased by $0.26 million to $4.00 million from $3.74 million and by $0.16 million to $0.79 million from $0.63 million, respectively in the prior quarter, reflecting staff growth and seasonal compensation and increased transaction volumes. Compared to the third quarter of 2024, the increase of $1.31 million was driven by the same staffing-related trends, as well as increases in data processing, and other operating expenses, as the Company continued investing in infrastructure and growth initiatives.

The following table depicts the components of noninterest expenses for the quarterly periods presented:

	Quarterly Trends					3Q25 change vs
(Dollars in thousands)	3Q25	2Q25	1Q25	4Q24	3Q24	2Q25	3Q24
Noninterest expenses
Salaries and employee benefits	$4,004	$3,738	$3,381	$2,145	$3,078	$266	$926
Professional fees	276	275	247	374	266	1	10
Occupancy and equipment	327	294	282	243	234	33	93
Data processing	788	625	533	570	574	163	214
Regulatory assessment	126	202	198	204	241	(76)	(115)
Other	1,083	1,047	985	846	892	36	191
Total noninterest expenses	$6,604	$6,181	$5,626	$4,382	$5,285	$423	$1,319

Income tax expense was $1.34 million for the third quarter of 2025, modestly higher from $1.25 million in the second quarter of 2025 and $1.13 million in the third quarter of 2024. The effective tax rate for the quarter was 23.7%, compared to 25.8% in the prior quarter and 25.5% from the prior year comparative quarter.

Balance Sheet

Total assets were $1.08 billion as of September 30, 2025, increasing from $999.13 million at June 30, 2025, and up from $945.19 million at September 30, 2024. The quarter-over-quarter growth of $83.92 million was primarily attributable to a $53.33 million increase in interest-bearing deposits with banks and a $28.26 million increase in loans.

Cash and cash equivalents at September 30, 2025, was $235.09 million, up significantly from $181.75 million at June 30, 2025, and up from $131.60 million at September 30, 2024. The increase was primarily driven by the growth in interest-bearing deposits with banks.

Investment securities (debt securities available for sale and held-to-maturity) at September 30, 2025, were $23.17 million, compared to $22.64 million at June 30, 2025, and $24.80 million at September 30, 2024. Compared to June 30, 2025, investment securities increased by $0.53 million, and compared to September 30, 2024, decreased by $1.62 million. No sales of debt securities were reported during these periods.

Total gross loans at September 30, 2025, were $813.72 million, an increase from $784.56 million at June 30, 2025, and up from $778.06 million at September 30, 2024. Gross loans increased during the quarter reflecting growth in commercial real estate and consumer loans, which is offset by payoff of several segments of loans. Compared to September 30, 2024, the gross loan portfolio increased by $35.66 million, reflecting growth over the past year.

The allowance for credit losses (“ACL”) was $10.02 million as of September 30, 2025, representing 1.23% of total loans, increasing from 1.19% at June 30, 2025, and up from $9.34 million and $8.34 million at June 30, 2025, and September 30, 2024, respectively. The quarter-over-quarter increase of $0.68 million was primarily driven by the growth in the loan portfolio. The increase was further supported by net recoveries of $41,000, as gross charge-offs remained modest at $129,000 and recoveries totaled $170,000. The ACL ratio reflects continued credit discipline and a well-diversified loan portfolio.

The following table presents the components of the ACL as of the dates indicated:

						September 30, 2025 change vs
(Dollars in thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2025	September 30, 2024
Beginning balance	$9,338	$8,270	$8,660	$8,337	$8,208	$1,068	$1,130
Credit loss expense (reversal) - funded	639	1,043	(144)	569	409	(404)	230
Charge-offs	(129)	(72)	(325)	(336)	(366)	(57)	237
Recoveries	170	97	79	90	86	73	84
Ending balance	$10,018	$9,338	$8,270	$8,660	$8,337	$680	$1,681

Nonaccrual loans totaled $2.98 million at September 30, 2025, compared to $3.22 million at June 30, 2025, and $2.18 million at September 30, 2024. The decrease from the prior quarter was primarily due to the transfer of a nonaccrual consumer loan to other assets during the quarter. There were no loans 90 days or more past due and still accruing interest as of September 30, 2025. Additionally, the Company did not report any modified loans to borrowers experiencing financial difficulty during the third quarter of 2025.

Nonperforming assets (NPA) reflected strong asset quality at September 30, 2025. Nonaccrual loans decreased to $2.98 million from $7.58 million at December 31, 2024. The Company reported one real estate owned (REO) property totaling $0.6 million that was transferred to other assets related to a previously reported nonaccrual consumer loan.

Total deposits at September 30, 2025, were $959.49 million, an increase from $878.87 million at June 30, 2025, and from $806.51 million at September 30, 2024. The increase from June 30, 2025, was attributable to increases in noninterest-bearing demand deposits and savings, NOW and money-market deposits, and time deposits. Noninterest-bearing demand deposits notably rose from $259.82 million to $313.97 million. Noninterest-bearing deposits accounted for 32.72% of total deposits at September 30, 2025, compared to 29.56% at June 30, 2025, and 25.09% at September 30, 2024. The Company continues to maintain a diverse and stable funding base.

Accumulated other comprehensive loss (AOCL) was $(4.75) million at September 30, 2025. This compares to $(5.41) million at June 30, 2025, and $(4.48) million at September 30, 2024. The unrealized loss in AOCL decreased by $0.66 million quarter-over-quarter, primarily due to the decline in long-term interest rates impacting the fair value of available-for-sale securities, as the Company recorded an unrealized gain of $0.90 million on these securities during the period. Year-over-year, AOCL slightly expanded by $0.27 million, reflecting the net impact of fair value changes over the trailing twelve months. All AOCL amounts represent unrealized losses and have no impact on reported earnings.

Shareholders’ equity was $116.89 million as of September 30, 2025, compared to $111.35 million as of June 30, 2025, and $92.70 million as of September 30, 2024. The quarter increase was principally attributable to third quarter net earnings of $4.32 million, a decrease in accumulated other comprehensive loss and an increase in additional paid-in capital.

Tangible book value per share at September 30, 2025, was $9.84, up from $9.48 at June 30, 2025, and $9.26 at September 30, 2024. This non-diluted measure is based on common shares outstanding, which were 11,883,943 at September 30, 2025 (up from 11,751,082 at June 30, 2025, and up from 10,006,960 at September 30, 2024).

However, while GAAP accounting generally presents book value based on common shares outstanding, the Company believes a more comprehensive measure of shareholder value, particularly given its capital structure, is on a fully diluted basis. This is because its preferred shares convert without accumulating a coupon, essentially acting as nonvoting common equity.

On a fully diluted basis, tangible book value per share was $4.97 at September 30, 2025, up from $4.76 at June 30, 2025, or 17.64% annualized and $4.28 at September 30, 2024, or 16.12%. This is based on fully diluted shares outstanding of 23,523,473 at September 30, 2025 (up from 23,390,612 at June 30, 2025, and up from 21,646,490 at September 30, 2024).

The increase in both non-diluted and fully diluted tangible book value per share reflects strong quarterly earnings performance and overall capital strength.

FORWARD-LOOKING STATEMENTS

Certain statements made in this report which are not statements of historical fact are forward-looking statements within the meaning of, and subject to the protection of, the federal securities laws. Forward looking statements include, among others, statements with respect to our beliefs, plans, objectives, goals, targets, expectations, anticipations, assumptions, estimates, intentions and future performance and involve known and unknown risks, many of which are beyond our control and which may our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements made in this report. You can identify forward-looking statements through our use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “should,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions. Forward-looking statements are based on our current beliefs and expectations and are subject to significant risks and uncertainties. Accordingly, we caution you not to place undue reliance on such statements. We undertake no obligation to update or revise any of our forward-looking statements for events or circumstances that arise after the statement is made, except as otherwise may be required by law.

Investor Relations & Corporate Relations

Contact: Seth Denison

Telephone: (305) 401-4140

Email: SDenison@OptimumBank.com

OptimumBank Holdings, Inc.

Consolidated Balance Sheets

(Dollars in thousands)

						September 30, 2025 change vs
	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	September 30,
	2025	2025	2025	2024	2024	2025	2024
Assets
Cash and due from banks	$9,271	$8,833	$13,542	$13,982	$15,357	$438	$(6,086)
Interest-bearing deposits with banks	225,815	172,921	129,914	79,648	116,242	52,894	109,573
Total cash and cash equivalents	235,086	181,754	143,456	93,630	131,599	53,332	103,487
Debt securities available for sale	22,926	22,378	23,043	22,773	24,495	548	(1,569)
Debt securities held-to-maturity	246	260	269	281	300	(14)	(54)
Loans, net of allowance for credit losses	802,812	774,548	791,232	794,985	768,914	28,264	33,898
Federal Home Loan Bank stock	658	658	1,128	2,929	2,454	-	(1,796)
Premises and equipment, net	2,308	2,426	2,249	2,062	1,938	(118)	370
Right-of-use lease assets	2,725	2,552	2,647	2,679	1,950	173	775
Accrued interest receivable	3,171	3,138	3,287	3,348	3,147	33	24
Deferred tax asset	3,238	3,135	2,777	3,001	2,788	103	450
Other assets	9,873	8,278	7,380	7,245	7,607	1,595	2,266
Total assets	$1,083,043	$999,127	$977,468	$932,933	$945,192	$83,916	$137,851
Liabilities and Stockholders’ Equity
Liabilities
Noninterest-bearing demand deposits	$313,973	$259,816	$235,779	$211,900	$202,373	$54,157	$111,600
Savings, NOW and money-market deposits	309,087	300,907	289,768	278,355	318,402	8,180	(9,315)
Time deposits	336,427	318,142	327,387	281,940	285,731	18,285	50,696
Total deposits	959,487	878,865	852,934	772,195	806,506	80,622	152,981
Federal Home Loan Bank advances	-	-	10,000	50,000	40,000	-	(40,000)
Operating lease liabilities	2,846	2,661	2,746	2,774	2,056	185	790
Other liabilities	3,822	6,253	3,785	4,780	3,935	(2,431)	(113)
Total liabilities	966,155	887,779	869,465	829,749	852,497	78,376	113,658
Stockholders’ equity
Preferred stock:
Series B Convertible Preferred	-	-	-	-	-	-	-
Series C Convertible Preferred	-	-	-	-	-	-	-
Common stock	119	118	118	116	99	1	20
Additional paid-in capital	112,574	112,010	112,015	111,485	103,878	564	8,696
Retained earnings (accumulated deficit)	8,948	4,625	1,023	(2,847)	(6,798)	4,323	15,746
Accumulated other comprehensive loss	(4,753)	(5,405)	(5,153)	(5,570)	(4,484)	652	(269)
Total stockholders’ equity	116,888	111,348	108,003	103,184	92,695	5,540	24,193
Total liabilities and stockholders’ equity	$1,083,043	$999,127	$977,468	$932,933	$945,192	$83,916	$137,851

OptimumBank Holdings, Inc.

Consolidated Statements of Earnings - Quarterly

(Dollars in thousands, except per share amounts)

	Quarterly Trends					3Q25 change vs
	3Q25	2Q25	1Q25	4Q24	3Q24	2Q25	3Q24
Interest income
Loans	$14,082	$14,026	$13,601	$13,679	$13,588	$56	$494
Debt securities	153	158	160	154	163	(5)	(10)
Other	2,086	1,404	1,246	1,809	1,583	682	503
Total interest income	16,321	15,588	15,007	15,642	15,334	733	987

Interest expense
Deposits	5,273	5,322	5,278	6,005	5,962	(49)	(689)
Borrowings	-	24	303	402	410	(24)	(410)
Total interest expense	5,273	5,346	5,581	6,407	6,372	(73)	(1,099)

Net interest income	11,048	10,242	9,426	9,235	8,962	806	2,086

Credit loss expense (reversal)	763	1,040	(165)	613	357	(277)	406
Net interest income after credit loss expense (reversal)	10,285	9,202	9,591	8,622	8,605	529	2,492

Noninterest income
Service charges and fees	1,252	1,099	1,038	958	990	153	262
Other	730	735	193	110	125	(5)	605
Total noninterest income	1,982	1,834	1,231	1,068	1,115	148	867

Noninterest expenses
Salaries and employee benefits	4,004	3,738	3,381	2,145	3,078	266	926
Professional fees	276	275	247	374	266	1	10
Occupancy and equipment	327	294	282	243	234	33	93
Data processing	788	625	533	570	574	163	214
Regulatory assessment	126	202	198	204	241	(76)	(115)
Other	1,083	1,047	985	846	892	36	191
Total noninterest expenses	6,604	6,181	5,626	4,382	5,285	423	1,319

Net earnings before income taxes	5,663	4,855	5,196	5,308	4,435	808	1,228

Income taxes	1,340	1,253	1,326	1,359	1,133	87	207
Net earnings	$4,323	$3,602	$3,870	$3,949	$3,302	$721	$1,021

Net earnings per share - Basic	$0.37	$0.31	$0.33	$0.38	$0.34	$0.06	$0.03
Net earnings per share - Diluted	$0.18	$0.15	$0.17	$0.18	$0.15	$0.03	$0.03

OptimumBank Holdings, Inc.

Consolidated Statements of Earnings - Year-to-Date

(Dollars in thousands, except per share amounts)

	Nine Months Ended
	September 30,
	2025	2024	Change
Interest income
Loans	$41,709	$38,372	$3,337
Debt securities	471	498	(27)
Other	4,736	5,116	(380)
Total interest income	46,916	43,986	2,930

Interest expense
Deposits	15,873	16,959	(1,086)
Borrowings	327	1,574	(1,247)
Total interest expense	16,200	18,533	(2,333)

Net interest income	30,716	25,453	5,263

Credit loss expense	1,638	1,610	28
Net interest income after credit loss expense	29,078	23,843	5,235

Noninterest income
Service charges and fees	3,389	2,822	567
Other	1,658	733	925
Total noninterest income	5,047	3,555	1,492

Noninterest expenses
Salaries and employee benefits	11,123	8,958	2,165
Professional fees	798	699	99
Occupancy and equipment	903	642	261
Data processing	1,946	1,702	244
Regulatory assessment	526	593	(67)
Other	3,115	2,484	631
Total noninterest expenses	18,411	15,078	3,333

Net earnings before income taxes	15,714	12,320	3,394

Income taxes	3,919	3,147	772
Net earnings	$11,795	$9,173	$2,622

Net earnings per share - Basic	$1.00	$1.02	$(0.02)
Net earnings per share - Diluted	$0.50	$0.45	$0.05

OptimumBank Holdings, Inc.

Consolidated Average Balances, Interest Income and Expenses, Yields and Rates (QTD)

(Dollars in thousands, except average yields/rates)

	3Q25			2Q25			3Q24
		Interest	Average		Interest	Average		Interest	Average
	Average	and	Yield/	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Rate(5)	Balance	Dividends	Rate(5)	Balance	Dividends	Rate(5)
Interest-earning assets
Loans	$800,336	$14,082	7.04%	$803,171	$14,026	6.99%	$770,206	$13,588	7.06%
Securities	22,695	153	2.70%	22,684	158	2.79%	24,045	163	2.71%
Other (1)	188,109	2,086	4.44%	123,254	1,404	4.56%	110,521	1,583	5.73%

Total interest-earning assets/interest income	1,011,140	16,321	6.46%	949,109	15,588	6.57%	904,772	15,334	6.78%

Cash and due from banks	9,557			12,833			13,500
Premises and equipment	2,414			2,336			1,957
Other	5,209			8,421			7,025

Total assets	$1,028,320			$972,699			$927,254

Interest-bearing liabilities
Savings, NOW and money-market deposits	$286,156	$1,800	2.52%	$280,454	$1,742	2.48%	$326,365	$2,707	3.32%
Time deposits	320,800	3,473	4.33%	330,118	3,580	4.34%	244,374	3,255	5.33%
Borrowings (2)	-	-	-	2,222	24	4.32%	40,120	410	4.09%

Total interest-bearing liabilities/interest expense	606,956	5,273	3.48%	612,794	5,346	3.49%	610,859	6,372	4.17%

Noninterest-bearing demand deposits	298,670			241,457			220,564
Other liabilities	8,687			8,502			6,217
Stockholders’ equity	114,007			109,946			89,614

Total liabilities and stockholders’ equity	$1,028,320			$972,699			$927,254

Net interest income		$11,048			$10,242			$8,962

Interest-rate spread (3)			2.98%			3.08%			2.61%

Net interest margin (4)			4.37%			4.32%			3.96%

Ratio of average interest-earning assets to average interest-bearing liabilities	1.67			1.55			1.48

(1)	Includes interest-earning deposits with banks and Federal Home Loan Bank stock dividends.
(2)	Includes Federal Home Loan Bank advances and Federal Reserve Bank advances.
(3)	Interest-rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(4)	Net interest margin is net interest income divided by average interest-earning assets.
(5)	Annualized.

OptimumBank Holdings, Inc.

Consolidated Average Balances, Interest Income and Expenses, Yields and Rates (YTD)

(Dollars in thousands, except average yields/rates)

	Nine Months Ended September 30,
	2025			2024
		Interest	Average		Interest	Average
	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Rate(5)	Balance	Dividends	Rate(5)
Interest-earning assets
Loans	$800,117	$41,709	6.95%	$743,537	$38,372	6.88%
Securities	22,785	471	2.76%	23,900	498	2.78%
Other (1)	143,171	4,736	4.41%	121,174	5,116	5.63%

Total interest-earning assets/interest income	966,073	46,916	6.48%	888,611	43,986	6.60%

Cash and due from banks	12,078			13,844
Premises and equipment	2,297			1,720
Other	4,383			6,523
Total assets	$984,831			$910,698

Interest-bearing liabilities
Savings, NOW and money-market deposits	$281,207	$5,293	2.51%	$323,694	$7,613	3.14%
Time deposits	321,011	10,580	4.39%	234,652	9,346	5.31%
Borrowings (2)	11,482	327	3.80%	49,712	1,574	4.22%

Total interest-bearing liabilities/interest expense	613,700	16,200	3.52%	608,058	18,533	4.06%

Noninterest-bearing demand deposits	253,000			214,773
Other liabilities	8,284			5,894
Stockholders’ equity	109,847			81,973
Total liabilities and stockholders’ equity	$984,831			$910,698

Net interest income		$30,716			$25,453

Interest-rate spread (3)			2.96%			2.54%

Net interest margin (4)			4.24%			3.82%

Ratio of average interest-earning assets to average interest-bearing liabilities	1.57			1.46

(1)	Includes interest-earning deposits with banks and Federal Home Loan Bank stock dividends.
(2)	Includes Federal Home Loan Bank advances and Federal Reserve Bank advances.
(3)	Interest-rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(4)	Net interest margin is net interest income divided by average interest-earning assets.
(5)	Annualized.

OptimumBank Holdings, Inc.

Segments of Loans Analysis

(Dollars in thousands)

						September 30, 2025 change vs
	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	September 30,
	2025	2025	2025	2024	2024	2025	2025
Residential real estate	$66,723	$66,602	$71,638	$74,064	$75,877	$121	$(9,154)
Multi-family real estate	67,435	68,321	63,615	64,001	62,280	(886)	5,155
Commercial real estate	524,865	478,224	482,113	485,671	479,038	46,641	45,827
Land and construction	43,364	61,126	80,338	77,295	72,729	(17,762)	(29,365)
Commercial	45,604	50,351	50,585	52,810	39,957	(4,747)	5,647
Consumer	65,731	59,940	51,955	50,399	48,177	5,791	17,554
Total loans	813,722	784,564	800,244	804,240	778,058	29,158	35,664
Deduct:
Net deferred loan fees and costs	(892)	(678)	(742)	(595)	(807)	(214)	(85)
Allowance for credit losses	(10,018)	(9,338)	(8,270)	(8,660)	(8,337)	(680)	(1,681)
Loans, net	$802,812	$774,548	$791,232	$794,985	$768,914	$28,264	$33,898

OptimumBank Holdings, Inc.

Allowance for Credit Losses Analysis

(Dollars in thousands)

						September 30, 2025 change vs
	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	September 30,
	2025	2025	2025	2024	2024	2025	2024
Beginning balance	$9,338	$8,270	$8,660	$8,337	$8,208	$1,068	$1,130
Credit loss expense (reversal) - funded	639	1,043	(144)	569	409	(404)	230
Charge-offs	(129)	(72)	(325)	(336)	(366)	(57)	237
Recoveries	170	97	79	90	86	73	84
Ending balance	$10,018	$9,338	$8,270	$8,660	$8,337	$680	$1,681

Explanation of Certain Unaudited Non-GAAP Financial Measures

This presentation contains financial information determined by methods other than Generally Accepted Accounting Principles (“GAAP”). Management uses these non-GAAP financial measures in its analysis of the Company’s performance and believes these presentations provide useful supplemental information, and a clearer understanding of the Company’s performance. The Company believes the non-GAAP measures enhance investors’ understanding of the Company’s business and performance and if not provided would be requested by the investor community. These measures are also useful in understanding performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with operating measures are the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might define or calculate these measures differently. The Company provides reconciliations between GAAP and these non-GAAP measures. These disclosures should not be considered an alternative to GAAP.

Non-GAAP Reconciliations

Pre-tax, Pre-provision earnings

(Dollars in thousands)	3Q25	2Q25	1Q25	4Q24	3Q24
Net Earnings (GAAP)	$4,323	$3,602	$3,870	$3,949	$3,302
Plus: Income Tax Expense	1,340	1,253	1,326	1,359	1,133
Plus: Credit Loss Expense (Reversal)	763	1,040	(165)	613	357
Pre-tax, Pre-provision earnings (Non-GAAP)	$6,426	$5,895	$5,031	$5,921	$4,792

Tangible Book Value Per Common Share and Per Fully Diluted Share

(Dollars in thousands, except per share amounts)	3Q25	2Q25	1Q25	4Q24	3Q24
Total Stockholders’ and Tangible Equity	$116,888	$111,348	$108,003	$103,184	$92,695
Common Shares Outstanding	11,884	11,751	11,751	11,636	10,007
Plus: Effect of Conversion of Series C Preferred Shares	526	526	526	526	526
Plus: Effect of Conversion of Series B Preferred Shares	11,114	11,114	11,114	11,114	11,114
Fully Diluted Common Shares	23,524	23,391	23,391	23,276	21,647

Tangible Book Value per Common Share	$9.84	$9.48	$9.19	$8.87	$9.26
Tangible Book Value per Share - Fully Diluted	$4.97	$4.76	$4.62	$4.43	$4.28